Exhibit 10.46

AMENDMENT NO. 1 TO

TRANSACTION AGREEMENT

This Amendment No. 1 (this “Amendment”) is entered into as of March 9, 2018, and shall become effective as provided below, by and among 356 Royalty Inc., a company organized under the laws of Delaware having a principal place of business at 6154 Nancy Ridge Drive, San Diego, CA 92121 (“Arena”), Eisai Inc., a company organized under the laws of Delaware, having a principal place of business at 100 Tice Blvd., Woodcliff Lake, New Jersey 07677 (“ESI”), and Eisai Co., Ltd., a company organized under the laws of Japan, having a principal place of business at 4-6-10 Koishikawa Bunkyo-ku, Tokyo, Japan, 112-88 (“ECL”). “Eisai” shall mean (a) ESI, with respect to all rights and obligations of Eisai under the Agreement (as defined below) with respect to the ESI Territory (as defined in the Agreement) and (b) ECL, with respect to all rights and obligations of Eisai under the Agreement with respect to the ECL Territory (as defined in the Agreement). Each of Arena and Eisai may be referred to in this Amendment individually as a “Party” and collectively as the “Parties”.  Capitalized terms used in this Amendment that are not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

Whereas

A.	Arena and Eisai previously entered into the Transaction Agreement dated December 28, 2016 (as may be amended in accordance with its terms, the “Agreement”);

B.

Arena’s affiliate Arena Pharmaceuticals GmbH (“Arena GmbH”) and Eisai previously entered into the Supply Agreement dated December 28, 2016 (as may be amended in accordance with its terms, the “Supply Agreement”);

C.

Arena GmbH is pursuing a sale of all or substantially all of its business or assets to which the Supply Agreement relates to Siegfried Pharma AG or an affiliate thereof (“Siegfried”), which would include assignment to and assumption by Siegfried of the Supply Agreement (the “Siegfried Transaction”).

D.

The Parties intend to amend the Transaction Agreement in certain respects as set forth in this Amendment, with such amendments taking effect automatically upon (i) the execution by Siegfried and Arena GmbH of the acquisition agreement in respect of the Siegfried Transaction with respect to paragraphs 1 and 3 below and (ii) the closing of the Siegfried Transaction with respect to paragraphs 2 and 4 below.

Now, Therefore, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Arena and Eisai, intending to be legally bound, hereby agree as follows:

1.	Section 1.15 of the Transaction Agreement shall be deleted and replaced in its entirety by the following:

“1.15“Arena Manufacturing Defect Losses” means Product Liability Losses attributable to a Product Liability Claim to the extent alleging defective manufacturing of a Product where such Product was manufactured by Arena GmbH or any successor or assign of Arena GmbH under the Supply Agreement, but excluding Product manufactured by any successor or assign of Arena GmbH under the Supply Agreement after the closing of the transaction resulting in such Person becoming a successor or assign (a “Facility Acquisition”).”

2.	Section 4.3(a) of the Transaction Agreement shall be deleted and replaced in its entirety by the following:

“(a)Co-Promotion Partners, Sublicensees and Distributors.  (i) Eisai shall have the right to appoint one or more Third Parties as Co-Promotion Partners to co-promote or co-market Products with Eisai in the Territory, to grant one or more Sublicenses in the Territory, or to appoint one or more Third Parties as Distributors to market, promote, sell and distribute the Products on Eisai’s behalf in the Territory; and (ii) each such Co-Promotion Partner shall have the right to appoint additional Co-Promotion Partners, each such Distributor shall have the right to appoint additional Distributors, and each such Sublicensee or Affiliate shall have the right to grant further Sublicenses, in each case (i) and (ii), as and to the extent set forth below in this Section 4.3(a).  Eisai shall have the right to appoint a Third Party as a Co-Promotion Partner in the Territory, to grant a Sublicense in any country in the Territory, and to appoint one or more Third Parties as Distributors in any country in the Territory (which may include development work on a Product in such country), without Arena’s prior written consent but on at least three Business Days prior written notice to Arena.  In addition, any Co-Promotion Partner shall have the right to appoint a Third Party as a Co-Promotion Partner in the Territory, any Distributor shall have the right to appoint a Third Party as a Distributor in the Territory, and any Sublicensee may grant further Sublicenses in the Territory, in each case on at least three Business Days prior written notice to Arena.  Any such Third Party described in this Section 4.3(a) shall be a “subcontractor” of Eisai for which Eisai shall be responsible as provided in Section 15.5(b).”

3.

Notwithstanding anything to the contrary in the Agreement (as amended by this Amendment), the Parties hereby agree that Eisai does not owe any royalties for Products sold by Ildong Pharmaceutical Co., Ltd. or its Affiliates for which the purchase price for such Products was paid or due to Arena GmbH or its Affiliates by Ildong Pharmaceutical Co., Ltd. or its Affiliates pursuant to the Third Party Distributor Agreement with Ildong Pharmaceutical Co., Ltd.  For the avoidance of doubt, nothing in this paragraph 3 modifies Eisai's obligations in the Agreement to pay royalties for Products sold by Ildong Pharmaceutical Co., Ltd. for which the purchase price for such Products was paid or due to Eisai or its Affiliates by Ildong Pharmaceutical Co., Ltd. pursuant to the Third Party Distributor Agreement with Ildong Pharmaceutical Co., Ltd.

4.	The Parties hereby agree that the Siegfried Transaction shall constitute a Facility Acquisition.

5.

This Amendment (other than paragraphs 1 and 3) shall become effective, and the Agreement shall be amended as set forth herein, upon the closing of the Siegfried Transaction if, and only if, the closing of the Siegfried Transaction occurs on or prior to June 30, 2018. Arena shall keep Eisai reasonably apprised of the status of the Siegfried Transaction and provide Eisai written notice of the signing and the closing of the Siegfried Transaction, including the date of such execution by Siegfried and Arena GmbH of the acquisition agreement in respect of the Siegfried Transaction and the closing of the Siegfried Transaction. If Arena provides written notice to Eisai that the Siegfried Transaction has been terminated and will not close, this Amendment (other than paragraphs 1 and 3) shall be null and void effective as of the date of such written notice.  Paragraphs 1 and 3 of this Amendment shall become effective, and the Agreement shall be amended as set forth herein, upon the execution by Siegfried and Arena GmbH of the acquisition agreement in respect of the Siegfried Transaction regardless of whether or not the Siegfried Transaction ever closes.

6.

Unless otherwise specifically stated herein, all of the terms and conditions of the Agreement shall remain in full force and effect in accordance with its terms.  At the time this Amendment becomes effective as provided in paragraph 5, this Amendment shall form a part of the Agreement for all purposes, each Party shall be bound hereby, and any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby.

7.

This Amendment may be executed in any number of counterparts each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Amendment may be executed by facsimile or other electronic signatures and such signatures shall be deemed to bind each Party as if they were original signatures. This Amendment and all questions regarding its existence, validity, interpretation, breach or performance, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, United States, without reference to its conflicts of law principles with the exception of sections 5-1401 and 5-1402 of New York General Obligations Law.

[Signature Pages Follow]

In Witness Whereof, the Parties have caused this Amendment to be executed by their duly authorized agents.

356 Royalty Inc.
By: / s / Amit D. Munshi
Name: Amit D. Munshi
Title: President and Chief Executive Officer
6154 Nancy Ridge Drive
San Diego, CA 92121
United States of America

[Signature Page to Transaction Agreement Amendment]

Eisai Inc.
By:__/ s/ Shaji Procida ____________________
Name: Shaji Procida
Title: President and Chief Operating Officer
100 Tice Blvd.
Woodcliff Lake, New Jersey 07677
United States of America

Eisai Co., Ltd.
By:___/ s / Alexander Scott_________________
Name: Alexander Scott
Title: Vice President, Chief Strategy Officer, Neurology Business Group
4-6-10 Koishikawa Bunkyo-ku Tokyo, Japan, 112-88

[Signature Page to Transaction Agreement Amendment]